Exhibit 99.1

Disclosures Regarding OpenText

The following chart provides unaudited financial data for the last twelve months (“LTM”) ended September 30, 2014 for Open Text Corporation and its consolidated subsidiaries (“OpenText” or “the “Company”).

LTM Ended September 30, 2014
(In thousands)	(Unaudited)
Revenue	$1,754,026
EBITDA(1)	$540,922
EBITDA Margin(1)(2)	30.8%
Adjusted EBITDA(1)	$600,275
Adjusted EBITDA Margin(1)(3)	34.2%
Net cash provided by operating activities	$475,734

The following chart provides unaudited financial metrics that are not calculated in accordance with U.S. GAAP (“Non-GAAP”) for OpenText.

	Fiscal Year Ended June 30,			Three Months Ended September 30,
(In thousands)	2012	2013	2014	2013	2014
Other Financial Data (Unaudited):
EBITDA(1)	$312,394	$382,043	$490,697	$99,234	$149,459
EBITDA Margin(1)(2)	25.9%	28.0%	30.2%	30.6%	32.9%
Adjusted EBITDA(1)	$351,465	$424,125	$537,976	$105,651	$167,950
Adjusted EBITDA Margin(1)(3)	29.1%	31.1%	33.1%	32.6%	37.0%

(1)	In addition to those Non-GAAP measures included, and reconciled, in OpenText’s reports filed under the Securities Exchange Act of 1934, as amended, this disclosure contains the following Non-GAAP financial metrics: earnings (loss) before interest, taxes, depreciation and amortization (“EBITDA”); Adjusted EBITDA (“Adjusted EBITDA”), which further adjusts EBITDA to exclude stock-based compensation, other income (expense), net and special charges related to restructurings and acquisitions; and EBITDA Margin and Adjusted EBITDA Margin which are calculated as EBITDA or Adjusted EBITDA, as applicable, divided by revenues as determined in accordance with U.S. GAAP.

This disclosure provides reconciliations of these measures to the most directly comparable measure under U.S. GAAP. OpenText believes that EBITDA, Adjusted EBITDA, EBITDA Margin and Adjusted EBITDA Margin improve comparability from period to period by excluding the distorting effect of certain non-operational charges. The use of the term “non-operational charge” is defined for this purpose as an expense that does not impact the ongoing operating decisions taken by the Company’s management. OpenText believes that EBITDA, Adjusted EBITDA, EBITDA Margin and Adjusted EBITDA Margin are measures widely used by securities analysts, investors and others to evaluate the financial performance of companies in OpenText’s industry. Other companies may calculate EBITDA, Adjusted EBITDA, EBITDA Margin and Adjusted EBITDA Margin differently, and, therefore, OpenText’s measures may not be comparable to similarly titled measures of other companies. EBITDA, Adjusted EBITDA, EBITDA Margin and Adjusted EBITDA Margin are not measures of financial performance or liquidity under U.S. GAAP and should not be considered in isolation or as an alternative to net income, cash flows from operating activities and other measures determined in accordance with U.S. GAAP. Items excluded from EBITDA and Adjusted EBITDA, as noted in the following table, are significant and necessary components of the operations of OpenText’s business. Given the foregoing limitations, EBITDA, Adjusted EBITDA, EBITDA Margin and Adjusted EBITDA Margin should only be used as supplemental measures of OpenText’s operating performance.

The following chart provides unaudited reconciliations of EBITDA and Adjusted EBITDA to net income for the following periods presented:

	Fiscal Year Ended June 30,			Three Months Ended September 30,		LTM Ended September 30,
(In thousands)	2012	2013	2014	2013	2014	2014
Net income attributable to OpenText	$125,174	$148,520	$218,125	$30,630	$64,626	$252,121
Add:
Income tax	12,171	29,690	58,461	18,954	17,402	56,909
Interest expense, net	15,564	16,982	27,934	4,385	11,099	34,648
Amortization of intangible assets	137,898	162,355	150,940	38,807	44,090	156,223
Depreciation	21,587	24,496	35,237	6,458	12,242	41,021

EBITDA	$312,394	$382,043	$490,697	$99,234	$149,459	$540,922
Add:
Stock-based compensation	18,097	15,575	19,906	4,612	4,449	19,743
Special charges(a)	24,523	24,034	31,314	3,731	4,169	31,752
Other expense (income)(b)	(3,549)	2,473	(3,941)	(1,926)	9,873	7,858

Adjusted EBITDA	$351,465	$424,125	$537,976	$105,651	$167,950	$600,275

(a)	See the note entitled “Special Charges” to OpenText’s audited consolidated financial statements and OpenText’s unaudited condensed consolidated financial statements for the periods presented.
(b)	See the note entitled “Other Income (Expense)” to OpenText’s audited consolidated financial statements for the periods presented.

(2)	EBITDA Margin is calculated as EBITDA divided by revenues as determined in accordance with U.S. GAAP.
(3)	Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by revenues as determined in accordance with U.S. GAAP.